EXHIBIT 99.1

                   [HOLLEY, ABLERTSON & POLK, P.C. LETTERHEAD]

                                 August 20, 2003



Shareholders of Common Stock in
   Windsor Woodmont Black Hawk Resort Corp.

RE: Chapter 11 Bankruptcy proceedings, Case No. 02-28089-ABC, United States Bankruptcy Court for the District of Colorado

Dear Shareholders:

     The undersigned has acted as general counsel for Windsor Woodmont Black Hawk Resort Corp. (WWRC) since WWRC acquired title to and financing for a casino project in Black Hawk, Colorado, previously known as Black Hawk Casino by Hyatt (the Project) in March, 2000. The purpose of this letter is to generally apprise and inform the holders of common stock in WWRC of the status of the above-referenced Chapter 11 bankruptcy proceeding which was filed by WWRC in early November, 2002 (the Chapter 11 Proceeding) in the United States Bankruptcy Court for the District of Colorado (the Bankruptcy Court). This letter will summarize significant occurrences in the Chapter 11 Proceeding since our letter of February 26, 2003, and the current status of the Chapter 11 Proceeding. This letter does not include and is not intended to convey any discussion concerning WWRC's strategy or plans for future action in the Chapter 11 Proceeding or projections concerning the outcome of the proceeding. The former is both subject to attorney-client privilege and subject to change as the Chapter 11 Proceeding progresses, the latter is speculative and subject to the supervision and decisions of the Bankruptcy Court.

     Our February 26, 2003 letter generally described the circumstances leading up to WWRC's filing of the Chapter 11 Proceeding on November 7, 2002, the Cash Collateral Motion filed December 6, 2002 and its favorable disposition to WWRC on January 13, 2003, the unsuccessful negotiations with Hyatt Gaming Management, Inc. (Hyatt) for voluntary termination of the Hyatt Management Agreement and WWRC's filing of a Motion to Reject the Hyatt Management Agreement on December 23, 2002, and the Bondholder's and Hyatt's objections to the Motion to Reject. It further outlined the fact that WWRC was seeking an extension of its exclusivity period for filing a reorganization plan beyond the original expiration date of March 7, 2003 and the status of negotiations with various creditors.

     Since our February 26, 2003 letter the following significant events have occurred:

     1. The exclusivity period for WWRC to file a plan of reorganization in the Chapter 11 Proceeding was originally extended to May 7, 2003 and subsequently further extended to August 6, 2003;

     2. WWRC and Hyatt reached a settlement agreement which was approved by the Bankruptcy Court under which the Hyatt Management Agreement was terminated and Hyatt's claims as a creditor were liquidated as unsecured claims;

     3. WWRC assumed management of the casino operations on May 14, 2003 under the new name of Mountain High Casino and conducted a "grand opening" over the three-day Memorial Day weekend;

     4. WWRC and the general contractor for construction of the project, PCL Construction Services (PCL), reached a settlement agreement which was approved by the Bankruptcy Court, resolving all claims and disputes, including mechanic's lien foreclosure claims, between WWRC, PCL, and PCL subcontractors;

     5. WWRC and David Belding, WWRC's furniture, fixtures and equipment lender, have agreed upon terms revising the original settlement agreement between WWRC and Mr. Belding; and

     6. On August 6, 2003, WWRC filed its Plan of Reorganization Proposed by Debtor and Disclosure Statement to Accompany Plan of Reorganization (the "Plan" and "Disclosure Statement," respectively) with the Bankruptcy Court. The proposed Plan provides for, among other things, payments to Mr. Belding and PCL pursuant to settlement agreements reached with them, restructuring of and payment to the first mortgage noteholders with a portion of that debt being treated as unsecured debt, and payment in full of all allowed unsecured debt (including the unsecured portion of the first mortgage notes) over a period of not more than seven (7) years. Please be advised that the contents of the Plan are subject to change based upon future discussion and negotiations with creditors, comments from the U.S. Trustee and modifications or conditions required or imposed by the Bankruptcy Court.

     Although it is not possible to predict with accuracy the timing or outcome of Bankruptcy Court action on the Plan, based upon the time frames typical in Chapter 11 proceedings in the District of Colorado, and the current posture of this Chapter 11 Proceeding, WWRC reasonably believes that a confirmation hearing on the Plan by the Bankruptcy Court will probably occur in the January, 2004 time frame.

     WWRC filed a Form 10 Q quarterly report with the SEC on August 14, 2003. The 10Q includes the following "forward-looking statements" relating to WWRC's management and operation of Mountain High Casino since May 14, 2003:

     "On May 14, 2003, we assumed management of the casino and the casino's name was changed to the Mountain High Casino. We have added a new management team which includes a new General Manager, Assistant General Manager, Director of Casino Operations and Director of Food & Beverage. Each new member of the Mountain High Casino management team has significant experience in the Black Hawk gaming market and our General Manager and Assistant General Manager have casino turnaround experience in the Black Hawk gaming market.

     The following list includes some of the major operational improvements that the new management team has implemented since taking over:

          o 200 slot machines converted to new programs of the city of Black Hawk market's most popular games
          o the slot hold % on approximately 600 slot machines was lowered to bring in line with the city of Black Hawk market average
          o reconfigured the slot floor layout to improve flow and visibility
          o    created nine distinct themed slot areas
          o    created a VIP Players lounge on the casino floor
          o introduced larger progressive jackpots to further attract higher denomination players
          o    shifted focus of marketing programs to higher volume players
          o added two poker tables and one black jack table to accommodate increased number of players
          o    eliminated subsidized bus programs
          o instituted in-town city shuttle service directly to the Casino for the first time
          o in process of securing lodging for VIP players through arrangement with the Gold Dust Lodge (to be renamed the Mountain High Casino Inn) located approximately two miles from the Casino
          o instituted demand-based scheduling resulting in significant labor efficiencies
          o consolidated or eliminated various management positions that has improved communication, and along with other labor saving initiatives has allowed the Casino to reduce employee counts and related expenses
          o created a guest driven culture for management and front line employees

     After executing a smooth operational and regulatory transition from prior Hyatt management on May 13, the new Mountain High Casino management team executed a record breaking Grand Opening weekend May 24 - 25. These days generated the two highest daily totals of slot coin-in since the casino opened on December 20, 2001, and began the process of re-positioning and re-branding the Mountain High Casino from the Black Hawk Casino by Hyatt."

     The management and operational changes implemented since May 14 contributed to an increase in the EBIDTA margin from 9.9% for the month ended June 30, 2002 to 19.3% for the month ended June 30, 2003. In the two (2) months of operations since "grand opening" over Memorial Day, WWRC has increased monthly casino revenue by 9% and EBIDTA by 110% over the four month period immediately prior to assumption of management control. Please refer to the 10Q for WWRC's financial statements and more detailed discussions of results of operations.

     While there are many other actions which have occurred and which are under way both in the Chapter 11 Proceeding and in casino management and operations, the foregoing summary, along with the February 26th letter, highlight what the WWRC Board of Directors believe to be the most significant occurrences in the Chapter 11 Proceeding to date.

     As indicated above, it is likely that the Chapter 11 Proceeding will remain pending for several more months prior to a confirmation hearing on the Plan. We understand that many of you may have further questions; however, WWRC has been advised by its securities counsel that in order to avoid any questions of selective disclosure of material, non-public information, we must decline to provide further information. Thank you for your recognition and understanding of this circumstance.

                                            Sincerely yours,

                                            HOLLEY, ALBERTSON & POLK, P.C.


                                            /s/ Scott D. Albertson
                                            ----------------------
                                            Scott D. Albertson
SDA/kwc